UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 17, 2005

Biomass Processing Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50520	65-0638890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Commerce Place, Suite A, West Palm Beach, Florida 33407

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 684-6611

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 17, 2005, Larry W. Denney, acting as the sole member of the Board of Directors of the Registrant, appointed Sandra L. McDonald as a director of the Registrant for a term expiring at the 2006 annual meeting of stockholders of the Registrant, and as a member of the Audit Committee of the Board of Directors of the Registrant.

Since 2004, Ms. McDonald has been the chief financial officer of P.J. McDonald Corp., a residential and commercial construction company which she co-founded. From 2000 until 2003, Ms. McDonald was Executive Director of Professional Services – Medical Systems Group of Olympus America, Inc., which designs, manufactures and markets precision technology products in healthcare and consumer electronics. From 1997 until 2000, Ms. McDonald was Director of Marketing – Olympus Diagnostic Systems Group of Olympus America. Ms. McDonald also served as the Vice President, Marketing and Chief Operations Officer of the Registrant during 1997. From 1985 to 1997 she served in various senior level marketing positions at Beckman-Coulter Corporation, which develops and markets medical instruments and related products, including worldwide marketing manager from 1992 through 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMASS PROCESSING TECHNOLOGY, INC. (Registrant)
Date: June 20, 2005	/s/ Larry W. Denney
(Signature)
Larry W. Denney, Chairman of the Board, President and Chief Executive Officer